UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2014

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2014, Duke Realty Corporation, an Indiana corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Mr. James B. Connor, the Company’s Senior Executive Vice President and Chief Operating Officer in connection with Mr. Connor’s relocation to its Indianapolis, Indiana headquarters from its Chicago, Illinois regional office. Pursuant to the Letter Agreement, the Company will pay Mr. Connor $225,000, which is intended to offset allowable costs under the Company’s relocation policy relating to the sale of Mr. Connor’s residence in Chicago, Illinois.

A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), and the information in the Letter Agreement is incorporated into this Item 5.02 by this reference. The above description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Letter Agreement with James B. Connor

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: September 18, 2014